Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact

Steve Brett, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3085

BAXTER REPORTS FIRST-QUARTER 2019 RESULTS

•	First-quarter revenue of $2.6 billion declined 2 percent on a reported basis and increased 2 percent on an operational basis

•	First-quarter GAAP earnings per share (EPS) of $0.66; Adjusted EPS of $0.76 increased 9 percent

•	Company now expects full-year 2019 Adjusted EPS of $3.27 to $3.35[1]

DEERFIELD, Ill., APRIL 25, 2019 — Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the first quarter of 2019 and increased its full-year 2019 earnings outlook.

“We are pleased with the solid start to 2019, establishing a foundation for accelerating performance over the course of the year,” said José (Joe) E. Almeida, chairman and chief executive officer. “Our first quarter results reflect the value of our diversified portfolio, an increased emphasis on high-value innovation and an ongoing focus on operational excellence. We remain committed to executing on our strategy to deliver enhanced performance in 2019 and beyond.”

First-Quarter Financial Results

Worldwide sales in the first quarter totaled approximately $2.6 billion, a decrease of 2% on a reported basis and an increase of 2% on both a constant currency and an operational basis. Operational sales in the first quarter exclude the impact of foreign exchange and generic competition for U.S. cyclophosphamide.

[1]	See tables to the press release for reconciliations of non-GAAP measures used in this press release to the closest GAAP measures.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  2

Sales in the U.S. totaled $1.1 billion, decreasing 2% on both a reported and operational basis. International sales of $1.5 billion decreased 1% on a reported basis and increased 5% on a constant currency basis.

Performance in the quarter was driven by growth of Baxter’s peritoneal dialysis and continuous renal replacement therapies, certain generic injectable pharmaceuticals, and hemostats and sealants. In addition, increased demand for Baxter’s hospital pharmacy compounding and cytotoxic contract manufacturing services also contributed to growth in the quarter. Sales growth in the quarter was partially offset by expected lower sales of Medication Delivery and Nutritional therapies. Baxter’s performance in International markets reflects growth across both the Europe, Middle East and Africa (EMEA) and Asia Pacific (APAC) regions.

Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s three geographic segments and six global business units (GBUs).

Baxter reported net income of $347 million, or $0.66 per diluted share, on a GAAP (Generally Accepted Accounting Principles) basis for the first quarter. These results include special items totaling $52 million after-tax, which were primarily related to business optimization charges and intangible asset amortization, partially offset by an insurance recovery from a legacy product-related matter. On an adjusted basis, Baxter’s first quarter net income totaled $399 million, or $0.76 per diluted share, ahead of the company’s expectations of $0.66 to $0.68 per diluted share. Adjusted earnings per diluted share advanced 9% in the quarter, driven by solid operational performance as well as benefits from a lower tax rate and share count as compared to the prior-year period.

Business Highlights

Baxter continues to achieve notable milestones in pursuit of its Mission for patients and emphasis on accelerating profitable growth. Among recent highlights, the company:

•

Launched ready-to-use eptifibatide, a platelet aggregation inhibitor that prevents platelets from sticking together and clotting, using the company’s proprietary GALAXY container technology. Baxter’s premix presentation is the first of its kind available in a flexible container, offering healthcare providers preparation efficiencies and helping to avoid potential dosing errors.

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•

Announced U.S. Food and Drug Administration (FDA) approval for faster preparation of Floseal Hemostatic Matrix. This next generation of Floseal has 20% fewer components and steps to prepare,[2] making it easier and faster for operating room nurses to get Floseal into the hands of surgeons to help stop bleeding during procedures.

•

Initiated a collaboration with bioMérieux, a world leader in the field of in vitro diagnostics, to develop future biomarkers with the goal of rapidly identifying and informing treatment of acute kidney injury (AKI). The efforts are meant to help diagnose AKI earlier so a patient can have improved therapy options, reflecting Baxter’s growth strategy of addressing patient needs across the continuum of care.

•

Announced that a NantHealth digital health solution is now available to connect Baxter’s Prismaflex technology, used in the intensive care unit to treat patients with acute kidney injury, to a hospital’s electronic medical record (EMR) system. Digitally connected healthcare solutions have the potential to positively impact patient care in many ways, from reducing reliance on manual documentation to converting data into meaningful insights to improve care.

•

Announced the planned U.S. launch of Clinolipid (20% Lipid Injectable Emulsion), Baxter’s proprietary olive oil-based lipid emulsion, later this year. The announcement was made at the 2019 ASPEN Nutrition Science & Practice Conference, where Baxter featured its diverse portfolio of parenteral nutrition products to address and help improve care for malnourished patients.

[2]	Floseal Hemostatic Matrix Instructions for Use. Hayward, CA: Baxter Healthcare Corporation.

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•	Received recognition from multiple organizations for its commitment to workplace excellence, including:

•	Forbes Magazine, which included Baxter on its annual list of America’s Best Large Employers for the fifth consecutive year.

•	The National Association for Female Executives (NAFE), which cited Baxter among its 2019 NAFE Top Companies for Executive Women.

•	The Human Rights Campaign Foundation (HRC), which cited Baxter as a 2019 Best Place to Work for LGBTQ Equality based on Baxter’s perfect score on HRC’s Corporate Equality Index.

2019 Financial Outlook

For full-year 2019: Based on solid first quarter performance, Baxter is raising its earnings outlook for 2019. The company now expects adjusted earnings from continuing operations, before special items, of $3.27 to $3.35 per diluted share. The company continues to expect sales growth of 0 to 1 percent on a reported basis, 2 to 3 percent on a constant currency basis and 3 to 4 percent on an operational basis.

For second-quarter 2019: The company expects sales to decline approximately 2 percent on a reported basis, and to grow approximately 2 percent on a constant currency basis and 2 to 3 percent on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.80 to $0.82 per diluted share.

Full-year and quarterly operational sales estimates for 2019 have been adjusted for the impact of foreign exchange and generic competition for U.S. cyclophosphamide.

A webcast of Baxter’s first-quarter 2019 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 25, 2019. Please see www.baxter.com for more information regarding this and future investor events and webcasts.

About Baxter

Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

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This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline, including results of clinical trials and planned product launches, and outlook for the second quarter and full year 2019. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster or otherwise); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the New York Attorney General and foreign regulatory agencies; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Claris Injectables and two surgical products from Mallinckrodt plc); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting the manufacture, sale or use of affected products or technology; the impact of global economic conditions (including potential trade wars); fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

Baxter, Clinolipid, Floseal, Galaxy and Prismaflex are registered trademarks of Baxter International Inc.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2019 and 2018

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2019		2018		Change

NET SALES	$ 2,632		$ 2,677		(2%	)

COST OF SALES	1,552		1,563		(1%	)

GROSS MARGIN	1,080		1,114		(3%	)

% of Net Sales	41.0%		41.6%		(0.6 pts	)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	600		622		(4%	)
% of Net Sales	22.8%		23.2%		(0.4 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	129		140		(8%	)
% of Net Sales	4.9%		5.2%		(0.3 pts	)

OTHER OPERATING INCOME, NET	(33)		(80)		(59%	)

OPERATING INCOME	384		432		(11%	)

% of Net Sales	14.6%		16.1%		(1.5 pts	)

NET INTEREST EXPENSE	18		12		50%

OTHER INCOME, NET	(25)		(18)		39%

INCOME BEFORE INCOME TAXES	391		438		(11%	)

INCOME TAX EXPENSE	44		49		(10%	)

% of Income Before Income Taxes	11.3%		11.2%		0.1 pts

NET INCOME	$ 347		$ 389		(11%	)

NET INCOME PER COMMON SHARE
Basic	$ 0.68		$ 0.72		(6%	)

Diluted	$ 0.66		$ 0.71		(7%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	512		539
Diluted	522		551

ADJUSTED OPERATING INCOME (excluding special items)	$ 450	A	$ 448	A	0%

ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)	$ 457	A	$ 454	A	1%

ADJUSTED NET INCOME (excluding special items)	$ 399	A	$ 388	A	3%

ADJUSTED DILUTED EPS (excluding special items)	$ 0.76	A	$ 0.70	A	9%

A	Refer to page 7 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2019 and 2018

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2019 and 2018 included special items which impacted the GAAP measures as follows:

	Three Months Ended March 31,
	2019	2018	Change

Gross Margin	$ 1,080	$ 1,114	(3%	)
Intangible asset amortization expense [1]	43	41
Business optimization items [2]	19	6
Acquisition and integration expense [3]	5	3
Litigation [4]	—	8
European medical devices regulation[5]	4	—

Adjusted Gross Margin	$ 1,151	$ 1,172	(2%	)

% of Net Sales	43.7%	43.8%	(0.1 pts	)

Selling, General and Administrative Expenses	$ 600	$ 622	(4%	)
Business optimization items [2]	(8)	(29)
Acquisition and integration expense [3]	(5)	(4)
Litigation [4]	—	(2)

Adjusted Selling, General and Administrative Expenses	$ 587	$ 587	0%

% of Net Sales	22.3%	21.9%	0.4 pts

Research and Development Expenses	$ 129	$ 140	(8%	)
Business optimization items [2]	(11)	(3)
Acquisition and integration expense [3]	(4)	—

Adjusted Research and Development Expenses	$ 114	$ 137	(17%	)

% of Net Sales	4.3%	5.1%	(0.8 pts	)

Other Operating Income, Net	$ (33)	$ (80)	(59%	)
Insurance recovery from legacy product-related matter[6]	33	—
Claris settlement[7]	—	80

Adjusted Other Operating Income	$ —	$ —	0%

% of Net Sales	0.0%	0.0%	0.0 pts

Operating Income	$ 384	$ 432	(11%	)
Impact of special items	66	16

Adjusted Operating Income	$ 450	$ 448	0%

% of Net Sales	17.1%	16.7%	0.4 pts

Income Before Income Taxes	$ 391	$ 438	(11%	)
Impact of special items	66	16

Adjusted Income Before Income Taxes	$ 457	$ 454	1%

Income Tax Expense	$ 44	$ 49	(10%	)
Impact of special items and impact of U.S. Tax Reform [8]	14	17

Adjusted Income Tax Expense	$ 58	$ 66	(12%	)

% of Adjusted Income Before Income Taxes	12.7%	14.5%	(1.8 pts	)

Net Income	$ 347	$ 389	(11%	)
Impact of special items	52	(1)

Adjusted Net Income	$399	$388	3%

Diluted EPS from Net Income	$ 0.66	$ 0.71	(7%	)
Impact of special items	0.10	(0.01)

Adjusted Diluted EPS from Net Income	$ 0.76	$ 0.70	9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	522	551

[1]

The company’s results in 2019 and 2018 included intangible asset amortization expense of $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis) and $41 million ($36 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2019 included charges of $38 million ($30 million, or $0.06 per diluted share, on an after-tax basis) related to business optimization charges. This included charges of $25 million related to restructuring activities, $10 million of costs to implement business optimization programs, which primarily included external consulting and internal transition costs, and $3 million of accelerated depreciation associated with facilities to be closed. The $25 million of restructuring charges included $8 million of employee termination costs, $10 million of asset impairment charges related to facility closures and $7 million of other exit costs.

The company’s results in 2018 included charges of $38 million ($34 million, or $0.06 per diluted share, on an after-tax basis) related to business optimization charges. This included charges of $12 million related to restructuring activities, $25 million of costs to implement business optimization programs, which primarily included external consulting and internal transition costs, and $1 million of accelerated depreciation associated with facilities to be closed. The $12 million of restructuring charges included $10 million of employee termination costs and $2 million of asset impairment charges related to facility closures.

[3]

The company’s results in 2019 included $10 million ($8 million, or $0.01 per diluted share, on an after-tax basis) of acquisition and integration expenses related to its acquisitions of Claris Injectables Limited (Claris) and the RECOTHROM and PREVELEAK products in prior periods as well as the 2019 acquisition of an in-process research and development asset of $4 million ($3 million, or $0.01 per diluted share, on an after-tax basis). The company’s results in 2018 included acquisition and integration expenses of $7 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to its acquisition of Claris.

[4]	The company’s results in 2018 included a charge of $10 million ($9 million, or $0.01 per diluted share, on an after-tax basis) related to certain product litigation.

[5]

The company’s results in 2019 included costs of $4 million ($3 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that will become effecive in 2020.

[6]

The company’s results in 2019 included a benefit of $33 million ($25 million, or $0.05 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.

[7]

The company’s results in 2018 included a benefit of $80 million ($78 million, or $0.14 per diluted share, on an after-tax basis) for the settlement of certain claims related to the acquired operations of Claris.

[8]

Reflected in this item is the income tax impact of the special items identified in this table. Additionally, the company’s results in 2018 included a tax benefit of $8 million, or $0.01 per diluted share, related to updates to the estimated impact of U.S. federal tax reform previously made in 2017. The tax effect of each adjustment is based on the jurisdiction in which the adjustment is incurred and the tax laws in effect for each such jurisdiction

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Sales by Operating Segment

Periods Ending March 31, 2019 and 2018

(unaudited)

($ in millions)

	Q1 2019	Q1 2018	% Growth @ Actual Rates		% Growth @ Constant Rates
Americas	$1,408	$1,442	(2%	)	(1%	)
EMEA	705	724	(3%	)	4%
APAC	519	511	2%		7%
Total Baxter	$2,632	$2,677	(2%	)	2%

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BAXTER INTERNATIONAL INC.

Sales by GBU

Periods Ending March 31, 2019 and 2018

(unaudited)

($ in millions)

	Q1 2019	Q1 2018	% Growth @ Actual Rates		% Growth @ Constant Rates
Renal Care [1]	$851	$868	(2%	)	3%
Medication Delivery [2]	634	676	(6%	)	(4%	)
Pharmaceuticals [3]	509	496	3%		6%
Clinical Nutrition [4]	205	223	(8%	)	(5%	)
Advanced Surgery [5]	198	182	9%		12%
Acute Therapies [6]	128	129	(1%	)	4%
Other [7]	107	103	4%		8%
Total Baxter	$2,632	$2,677	(2%	)	2%

[1]	Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.

[2]	Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.

[3]	Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.

[4]	Includes sales of the company’s parenteral nutrition (PN) therapies and related products.

[5]	Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[6]	Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).

[7]	Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.

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BAXTER INTERNATIONAL INC.

GBU Sales by U.S. and International

Periods Ending March 31, 2019 and 2018

(unaudited)

($ in millions)

	Q1 2019			Q1 2018					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total
Renal Care	$ 192	$ 659	$ 851	$ 196	$ 672	$ 868	(2%	)	(2%	)	(2%	)
Medication Delivery	406	228	634	436	240	676	(7%	)	(5%	)	(6%	)
Pharmaceuticals	232	277	509	243	253	496	(5%	)	9%		3%
Clinical Nutrition	77	128	205	83	140	223	(7%	)	(9%	)	(8%	)
Advanced Surgery	120	78	198	99	83	182	21%		(6%	)	9%
Acute Therapies	48	80	128	46	83	129	4%		(4%	)	(1%	)
Other	45	62	107	44	59	103	2%		5%		4%
Total Baxter	$1,120	$1,512	$2,632	$1,147	$1,530	$2,677	(2%	)	(1%	)	(2%	)

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BAXTER INTERNATIONAL INC.

Free Cash Flow Reconciliation

(unaudited)

($ in millions)

	Three Months Ended March 31,
	2019	2018

Cash flows from operations — continuing operations	$148	$447
Capital expenditures	(198)	(155)

Free cash flow — continuing operations	($50)	$292

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BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measure

Change in Net Sales As Reported to Operational Sales

From The Three Months Ended March 31, 2018 to The Three Months Ended March 31, 2019

(unaudited)

	Q1 2019 *
	Net sales As Reported		US Cyclophosphamide	FX	Operational Sales
Renal Care	(2%	)	0%	5%	3%
Medication Delivery	(6%	)	0%	2%	(4%	)
Pharmaceuticals	3%		2%	3%	9%
Clinical Nutrition	(8%	)	0%	3%	(5%	)
Advanced Surgery	9%		0%	3%	12%
Acute Therapies	(1%	)	0%	5%	4%
Other	4%		0%	4%	8%
Total Baxter	(2%	)	0%	4%	2%

*	Totals may not foot due to rounding

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BAXTER INTERNATIONAL INC.

Reconciliation of Non-GAAP Financial Measures

Projected 2019 Adjusted Earnings Per Share and Projected GAAP Earnings Per Share, and

Projected 2019 Adjusted Sales Growth and Projected GAAP Sales Growth

(unaudited)

2019 Earnings Per Share Guidance	Q2 2019	FY 2019
Earnings per Diluted Share — Adjusted	$0.80 - $0.82	$3.27 - $3.35
Estimated intangible asset amortization	$0.07	$0.26
Estimated business optimization charges	$0.03 - $0.04	$0.13 - $0.16
Estimated acquisition and integration expenses	$0.02	$0.06
Insurance recovery from legacy product-related matter	—	($0.05)
Estimated European medical devices regulation	$0.01	$0.07
Earnings per Diluted Share — GAAP	$0.66 - $0.69	$2.77 - $2.88

2019 Sales Growth Guidance	Q2 2019	FY 2019
Sales Growth — Operational	2% - 3%	3% - 4%
U.S. cyclophosphamide	(1%) - 0%	(1%) - 0%
Foreign exchange	(4%)	(2%) - (3%)
Sales Growth — GAAP	(2%)	0% - 1%